UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2012.

CTPARTNERS EXECUTIVE SEARCH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-3500

(N/A)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 31, 2012, CTPartners Executive Search Inc. (the “Company”) completed its acquisition of the business of CTPartners Latin America Inc., its independently-owned licensee that has been operating as CTPartners in Latin America for the past five years, for a total consideration of $10.5 million.

Item 8.01. Other Events

On February 2, 2012, the Company issued a press release announcing that it had completed the acquisition of the business of CTPartners Latin America, Inc. A copy of this press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 2, 2012 entitled “CTPartners Executive Search Inc. Announces Completion of Acquisition of Its Latin American Licensee.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTPartners Executive Search Inc.

Date: February 3, 2012	By:	/s/ David C. Nocifora
David C. Nocifora
Chief Operating Officer and Chief Financial Officer

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